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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                  April 6, 2006


                        Annaly Mortgage Management, Inc.
                -----------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Maryland                1-13447               22-3479661
        ----------------          ------------            ----------
   State or Other Jurisdiction    (Commission          (I.R.S. Employer
        Of Incorporation)         File Number)        Identification No.)


    1211 Avenue of the Americas
            Suite 2902
        New York, New York                                   10036
   ----------------------------                           ----------
      (Address of Principal                               (Zip Code)
        Executive Offices)


       Registrant's telephone number, including area code: (212) 696-0100


                                    No Change
     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On April 6, 2006, Annaly Mortgage Management, Inc. (the "Company") issued a press release announcing that it has agreed to the concurrent sale of 34,100,000 shares of its common stock at $11.75 per share for estimated gross proceeds of approximately $400,675,000, and 4,000,000 shares of its 6% Series B Cumulative Convertible Preferred Stock at $25.00 per share for estimated gross proceeds of $100,000,000. The Company has granted the respective underwriters of these offerings a 30-day option to purchase up to an additional 5,115,000 shares of common stock to cover over-allotments and an additional 600,000 shares of Series B cumulative convertible preferred stock to cover over-allotments. The common stock offering and the Series B cumulative convertible preferred stock offering are being conducted as separate public offerings by means of separate prospectus supplements, and the offerings are not contingent upon each other. The Company expects to close the transactions on or about April 12, 2006. The Company's press release is attached hereto as Exhibit 99.1.



Item 9.01  Financial Statements and Exhibits


     (c)   Exhibits


99.1       Press Release, dated April 6, 2006 issued by Annaly Mortgage
           Management, Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ANNALY MORTGAGE MANAGEMENT, INC.



                                       By: /s/    Kathryn Fagan
                                           -------------------------------------
                                           Name:  Kathryn Fagan
                                           Title: Chief Financial Officer



Dated: April 6, 2006